Exhibit 10.15

THIRD OMNIBUS Amendment

to

UNSECURED CONVERTIBLE PROMISSORY NOTES

and

CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

This Third Omnibus Amendment to Unsecured Convertible Promissory Notes and Convertible Note Subscription Agreement (this “Amendment”) is entered into this 15th day of November 2019, between iSpecimen Inc., a Delaware corporation (the “Company”), and Andrew L. Ross, Anna-Maria and Stephen Kellen Foundation, Inc., and OBF Investments, LLC (collectively, the “Lenders”).

Recitals

A.            Pursuant to the terms of that certain Convertible Note Subscription Agreement, (the “Convertible Note Subscription Agreement”), the Company issued ten (10) promissory notes in the aggregate original principal amount of $5,500,000 to the Lenders between March 17, 2017 and June 30, 2018 as follows: (i) that certain Unsecured Convertible Promissory Note, dated as of March 17, 2017 in the aggregate principal amount of $500,000 to Andrew L. Ross, (ii) that certain Unsecured Convertible Promissory Note, dated as of May 15, 2017 in the aggregate principal amount of $250,000 to Andrew L. Ross, (iii) that certain Unsecured Convertible Promissory Note, dated as of June 1, 2017 in the aggregate principal amount of $1,050,000 to Anna-Maria and Stephen Kellen Foundation, Inc., (iv) that certain Unsecured Convertible Promissory Note, dated as of June 12, 2017 in the aggregate principal amount of $1,450,000 to OBF Investments, LLC, (v) that certain Unsecured Convertible Promissory Note, dated as of June 30, 2017 in the aggregate principal amount of $250,000 to Andrew L. Ross, (vi) that certain Unsecured Convertible Promissory Note, dated as of December 29, 2017 in the aggregate principal amount of $650,000 to Anna-Maria and Stephen Kellen Foundation, Inc., (vii) that certain Unsecured Convertible Promissory Note, dated as of January 3, 2018 in the aggregate principal amount of $700,000 to OBF Investments, LLC, (viii) that certain Unsecured Convertible Promissory Note, dated as of April 2, 2018 in the aggregate principal amount of $250,000 to Andrew L. Ross, (ix) that certain Unsecured Convertible Promissory Note, dated as of June 6, 2018 in the aggregate principal amount of $200,000 to Andrew L. Ross, and (x) that certain Unsecured Convertible Promissory Note, dated as of June 30, 2018 in the aggregate principal amount of $200,000 to Andrew L. Ross (collectively, the “Notes”).

B.            The Company and the Lenders desire to increase the amount of indebtedness that may be incurred by the Company that is otherwise not permitted by the terms of Section 5 of the Convertible Note Subscription Agreement, and the Lenders agree to consent to the incurrence of such indebtedness as set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1

1.            Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Notes or Convertible Note Subscription Agreement, as applicable.

2.            Consent to Incurrence of Secured Indebtedness. The Lenders hereby consent to the incurrence of indebtedness (the “Bridge Notes”) by the Company up to an amount as approved in the sole discretion of the Board of Directors of the Company (which, as of the date hereof, is an incremental increase of $2,000,000 to an aggregate amount of $7,000,000 from the previously amended and consented amount of $5,000,000), which indebtedness shall be secured by all assets of the Company, pursuant to the terms of that certain Note Subscription Agreement, dated of the date hereof, between the Company and the investors party thereto.

3.            No Other Amendments. No other amendments are made to the Notes or the Convertible Subscription Agreement.

4.            Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.            Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

Company:

iSpecimen Inc.

By:	/s/ Christopher J. Ianelli
Christopher J. Ianelli
President & CEO

Lenders:

/s/ Andrew L. Ross
Andrew L. Ross, individually

Anna-Maria and Stephen Kellen Foundation, Inc.

By:
Name:
Title:

OBF Investments, LLC

By:
Name:
Title: